Power of Attorney

The undersigned, being a director and/or officer of BB&T Corporation ("Company"), hereby nominates, constitutes and appoints Clarence W. Keel, Sandra B. Lewis, Parris N. Adams, David L. Craven and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in my name and on my behalf, and to file with the Securities and Exchange Commission ("Commission"), the Initial Statement of Beneficial Ownership of Securities on Form 3, the Statement of Changes in Beneficial Ownership of Securities on Form 4, the Annual Report on Form 5 and any other statements, reports or filings, making such changes in said reports and filings, as such attorney-in-fact deems appropriate, and generally to do all such things on my behalf to comply with the provisions of the Securities and Exchange Act of 1934, as amended, and all requirements of the Commission.

In testimony whereof, I hereby sign and seal this Power of Attorney, this 20th day of August 2003.

/s/ Barbara F. Duck

Barbara F. Duck